EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147443, File No: 333-191734 and File No: 333-191735) of China Recycling Energy Corporation of our report dated March 30, 2017 relating to the financial statements, which appear in this Form 10-K.

/s/ MJF and Associates, APC

Los Angeles, CA

March 30, 2017